PEAR TREE FUNDS 485BPOS

Exhibit 99.28(q)(9)

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of Pear Tree Funds (the “Trust”), a “Massachusetts” business trust, hereby appoints each of Willard L. Umphrey, Leon Okurowski and Deborah Kessinger, individually and collectively, as the undersigned’s attorney-in-fact and agent in all capacities, to execute, deliver and file in the name of each undersigned that which said attorney-in-fact and agent may deem necessary or advisable, (a) any and all registration statements thereto to enable the Trust to (i) register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and maintain such registration, and (ii) register under the Securities Act of 1933, as amended, one or more offers and sales of any security issued by the Trust, including on Form N-1A and Form N-14, and maintain such registrations, (b) any and all applications for orders, exemptions or other relief under the 1940 Act, (c) any and all filings under the 1940 Act and/or the Securities Exchange Act of 1934, as amended, including materials to be used in the solicitation of shareholder proxies and information statements to be provided to Trust shareholders in lieu of the solicitation of shareholder proxies, and (d) any and all amendments, instruments and documents in connection therewith or related thereto, whether required by the U.S. Securities and Exchange Commission or any other regulatory or self-regulatory authority, or otherwise.

Each of the undersigned grants to each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

IN WITNESS WHEREOF, each undersigned has executed this Power of Attorney as of the ______ day of July 2024.

Willard L. Umphrey	John M. Bulbrook

Clinton S. Marshall	William H. Dunlap

Leon Okurowski	Deborah A. Kessinger

Diane Hunt